EXHIBIT 99.1

News

Cephalon Contacts:

(Media) Robert W Grupp

+1-610-738-6402

rgrupp@cephalon.com

(Investors) Chip Merritt

+1-610-738-6376

cmerritt@cephalon.com

For Immediate Release

Offer Period Expires on Cephalon’s Bid for SIRTeX

West Chester, Pa., May 27, 2003 – The acceptance period of a bid by Cephalon, Inc. (Nasdaq: CEPH) to acquire Australia’s SIRTeX Medical Limited (ASX: SRX) for A$4.85 per share expired.

Cephalon’s bid was contingent upon at least 90 percent of SIRTeX shares being tendered prior to the offer period closing earlier today; at the time of expiry, approximately 88 percent of SIRTeX shares had been tendered.

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